Exhibit 99.2

Pro Forma Condensed Combined Financial Statement

Effective October 19, 2009, the company has completed its merger with MediaNet Group Technologies, Inc., a publicly-held, United States of America based company. At closing (October 19, 2009), our shareholders were issued 5,000,000 shares of Series A Convertible Preferred Stock that automatically converts into 90% of the shares of common stock of MediaNet Group Technologies, Inc., to be issued and outstanding after the conversion and has 90% of the voting power of MediaNet Group Technologies, Inc., shareholders. MediaNet Group Technologies, Inc., will file proxy material with the United States Security and Exchange Commission to increase its authorized common shares to 500,000,000 and its authorized preferred shares to 25,000,000. Upon completion of the increase in authorized shares, the fully diluted common shares of MediaNet Group Technologies, Inc. will be 299,016,520, of which the company’s shareholders will own 269,114,868 shares.

MediaNet Group Technologies and Subsidiaries

Unaudited Pro Forma Consolidated Balance Sheet

September 30, 2009

(expressed in US Dollars, except for number of shares)

	CG Holdings Limited and Its Wholly Owned Subsidiaries	MediaNet Group Technologies, Inc.	Notes	Pro Forma Adjustments	Pro Forma Combined
Assets:
Current Assets:
Cash and cash equivalents	$2,452,865	$46,372		—	$2,499,237
Restricted cash	722,230	—		—	722,230
Accounts receivable - net	37,995	70,375	e	(35,372)	72,998
Inventories	321,095	80,046		—	401,141
Interest receivable	3,038	—	a	(3,038)	—
Prepaid Expenses	127,209	—		—	127,209
Deposits	94,070	—		—	94,070
Total Current Assets	3,758,502	196,793		(38,410)	3,916,885

Property and equipment, net	88,113	6,026		—	94,139

Other Assets:
Note Receivable-MediaNet Group	250,000	—	a	(250,000)	—
Employee Advance	30,400	—		—	30,400
Trademark -net	—	1,600		—	1,600
Other Assets	222	—		—	222
Total Other Assets	280,622	1,600		(250,000)	32,222

Total Assets	$4,127,237	$204,419		$(288,410)	$4,043,246

Liabilities and Stockholders’ Equity:

Current Liabilities:
Accounts payable	$116,821	$40,012	e	$(35,372)	$121,461
Accounts payable - related party	—	—		—
Accrued liabilities	275,671	310,044		—	585,715
Accrued incentive	644,292	—		—	644,292
Loyalty points payalbe	—	209,025		—	209,025
Commissions payable	1,876,605	—		—	1,876,605
Income taxes payable	287,838	—		—	287,838
Customer deposits	18,348	—		—	18,348
Deferred revenue	2,577,168	49,667		—	2,626,835
Note payable - related party	99,855	91,500		—	191,355
Accrued Interest - related party	—	3,038	a	(3,038)	—
Total Current Liabilities	5,896,599	703,286		(38,410.00)	6,561,475

Long Term Liabilities:
Note payable -related party	—	250,000	a	(250,000)	—
less: Current maturities of long term debt	—	—		—	—
Total Long-Term Liabilities	—	250,000.00		(250,000.00)	—

Total Liabilities	5,896,599	953,286		(288,410)	6,561,475

Stockholders’ deficit:
Preferred Stock
Common stock -$.001 par value, 50,000,000 shares authorized, 299,016,520 issued and outstanding	2,928	27,304	b	268,785	299,017
Additional paid-in capital	4,715	6,098,715	b,d	(7,143,671)	(1,040,241)
Accumulated other comprehensive income (loss)	(14,177)	—		—	(14,177)
Accumulated earning/deficit	(1,762,828)	(6,874,886)	d	6,874,886	(1,762,828)
Stockholders’ Equity (deficit)	(1,769,362)	(748,867)		—	(2,518,229)

Total Liabilities and Stockholders’ Equity	$4,127,237	$204,419		$(288,410)	$4,043,246

See Notes to Unauidted Pro Forma Consolidated Financial Statements

MediaNet Group Technologies and Subsidiaries

Unaudited Pro Forma Consolidated Statements of Operations

For the Year Ended September 30, 2009

(expressed in US Dollars, except for number of shares)

	CG Holdings Limited and Its Wholly Owned Subsidiaries	MediaNet Group Technologies, Inc.	Pro Forma Adjustments	Pro Forma Combined

Net sales	$14,507,755	$2,609,107	$ (142,413)	$16,974,449
Cost of Sales	9,743,485	2,189,499	(128,827)	11,804,157
Gross Profit	4,764,270	419,608	(13,586)	5,170,292

Operating expense:
Selling, general and administrative	4,258,764	1,647,024	—	5,905,788
Total operating expenses	4,258,764	1,647,024	—	5,905,788

Operating income	505,506	(1,227,416)	(13,586)	(735,496)

Other income (expense):
Interest Income	3,038	9	—	3,047
Interest expense	—	(6,292)	—	(6,292)
Total other income(expense)	3,038	(6,283)	—	(3,245)

Income(loss) before income taxes	508,544	(1,233,699)	(13,586)	(738,741)

Provision for income taxes	287,838	—	—	287,838

Gains on sale of subsidiary	—	74,990	—	74,990

Income (loss) from continuing operations	220,706	(1,158,709)	(13,586)	(951,589)

Net income (loss) per common share from Continuing Operations:
Basic & Diluted	$220.71	$(0.05)	—	$(0.00)

Weighted average shares outstanding:
Basic & Diluted	1,000	22,909,781	276,105,739	299,016,520

See Notes to Unauidted Pro Forma Consolidated Financial Statements

MediaNet Group Technologies and Subsidiaries

Unaudited Pro Forma Consolidated Statements of Operations

For the Year Ended September 30, 2008

(expressed in US Dollars, except for number of shares)

	CG Holdings Limited and Its Wholly Owned Subsidiaries	MediaNet Group Technologies, Inc.	Pro Forma Adjustments	Pro Forma Combined

Net sales	—	$2,203,392	—	$2,203,392
Cost of Sales	—	1,925,029	—	1,925,029
Gross Profit	—	278,363	—	278,363

Operating expense:
Selling, general and administrative	3,250	1,173,702	—	1,176,952
Total operating expenses	3,250	1,173,702	—	1,176,952

Operating income	(3,250)	(895,339)	—	(898,589)

Other income (expense):
Interest Income	—	360	—	360
Interest expense	—	—	—	—
Total other income(expense)	—	360	—	360

Income(loss) before income taxes	(3,250)	(894,979)	—	(898,229)

Provision for income taxes	—	—	—	—

Gains on sale of subsidiary	—	—	—	—

Income (loss) from continuing operations	(3,250)	(894,979)	—	(898,229)

Net income (loss) per common share from Continuing Operations:
Basic & Diluted	$(3.25)	$(0.04)	—	$(0.00)

Weighted average shares outstanding:
Basic & Diluted	1,000	20,446,644	278,568,876	299,016,520

See Notes to Unauidted Pro Forma Consolidated Financial Statements

Pro Forma Adjustments

The preceding unaudited condensed combined consolidated pro forma balance sheets have been prepared as if the share exchange Transaction was completed on October 19, 2009 ; the preceduing unaudited condensed combined consolidated pro forma statements of operations have been prepared as if the share exchange transaction was completed, respectively, on September 30, 2009, and September 30, 2008. The following pro forma adjustments:

(a)	Eliminate the intercompany loan.

(b)   Adjust the accounts of the companies to reflect the share exchange resulting in CG Holdings Limited as the accounting acquiror. After the closing of the merger and the private placement, the company will have 299,016,520 shares of common stock outstanding.

(c)	Elimination of intercompany sales and cost of sales

(d)	to reflect the recapitalization as a result of the share exchange

(e)	Elimination of intercompany accounts recievable and payable

Income (loss) Per Share from Continuing Opearations

Pro forma basic and diluted shares outstanding include the weighted average number of common shares outstanding for MediaNet Group Technologies. during the respective periods, in addition to the common stock issued as a result of the share exchange assuming they had been issued at the beginning of the period. The common stock issued in connection with the share exchange Transaction is assumed to be outstanding for the entire period presented.